UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2003

MACATAWA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25927 (Commission File No.)	38-3391345 (IRS Employer Identification No.)

10753 Macatawa Drive, Holland, MI (Address of Principal Executive Offices)	49424 (Zip Code)

616 820-1444
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Item 5.        Other Events and Required FD Disclosure.

        Macatawa Bank Corporation completed the acquisition of Grand Bank, a bank with approximately $300 million of assets based in Grand Rapids, Michigan, on April 1, 2002. Grand Bank had a trust department and one of its clients was Trade Partners, Inc.

        Trade Partners was involved in purchasing and selling interests in viaticals. Viaticals are interests purchased in life insurance policies or death benefits of terminally ill or elderly individuals. Viatical investors purchase the right to receive a share in the policy death benefits at a discount from the face value of the policy. Selling the death benefit allows the insured individual to receive a cash payment before their death which can be used to pay ongoing living or treatment expenses. Sales of viaticals have become increasingly common in recent years. Trade Partners was involved in hundreds of viatical transactions.

        Beginning in 1996, Grand Bank served as a custodian and escrow agent with respect to viaticals purchased by Trade Partners and funds received from viatical investors. Grand Bank was merged into Macatawa Bank on January 1, 2003. On February 7, 2003, Macatawa Bank ceased serving as a custodian and escrow agent for Trade Partners.

        In December 2002 a suit was filed in Mississippi State Court by 11 Mississippi residents against Trade Partners, certain affiliates of Trade Partners and Grand Bank. The plaintiffs voluntarily dismissed Grand Bank from the suit in return for providing certain information concerning the Trade Partners transactions. The plaintiffs have reserved the right to pursue the claims in the future.

        Another suit was filed in March 2003 by the receiver for Advanced Financial Services, Inc., a defunct Texas company that was involved in selling interests in viatical settlement contracts procured by Trade Partners. The complaint was filed in the United States District Court for the Northern District of Texas against Trade Partners, certain individuals associated with Trade Partners and Macatawa Bank Corporation. The receiver for Advanced Financial Services also filed a similar complaint in the United States District Court for the Western District of Michigan. The complaints alleged that Grand Bank breached certain escrow agreements related to viatical settlement contracts. Macatawa Bank Corporation and Grand Bank entered into an agreement with the receiver agreeing to provide an accounting of their transactions with Trade Partners. Macatawa Bank Corporation and Grand Bank have been dismissed from these Texas and Michigan proceedings, although the receivers have reserved the right to pursue the claims in the future.

        On April 15, 2003, the United States District Court for the Western District of Michigan appointed a receiver for Trade Partners.

        In order to prevent or minimize any loss to investors in the viaticals, the court appointed receiver has been coordinating the payment of premiums on the approximately 1,000 outstanding viaticated insurance policies in the Trade Partners portfolio so that the policies do not lapse. The receiver has informed Macatawa that to date only one policy has lapsed for failure to pay premiums.

        The receiver has estimated that approximately $13.4 million will be needed to pay premiums on the Trade Partners viaticals for the next two years. The receiver has received court permission to pool the death benefits of any of the Trade Partners viaticated policies that mature and use the benefits to pay premiums on other viaticated policies. The receiver is currently processing death benefit claims in excess of $5 million which will be used for premium payments. As additional viaticated policies mature, death benefits from those policies will provide a source of funding for continued premium payments.

        In addition, on July 1, 2003, the United States District Court for the Western District of Michigan authorized the receiver to borrow money from Macatawa Bank to pay premiums, if needed. Macatawa Bank has agreed to extend a $4 million line of credit to the receiver, which will be secured by a security interest in the viaticals.

        Separately, on May 9, 2003, a purported class action complaint was filed against Macatawa Bank Corporation and against LaSalle Bank Corporation in the United States District Court for the District of Western Michigan. The purported class includes investors who invested in limited liability companies formed by Trade Partners. Grand Bank acted as escrow agent with respect to certain of these limited liability companies. The plaintiffs allege that Grand Bank breached the escrow agreements, breached its fiduciary duties and acted negligently or grossly negligently with respect to the plaintiff’s investments. The complaint seeks certification of the action as a class action, unspecified damages and other relief. Macatawa has answered the complaint denying the material allegations and raising certain affirmative defenses. Macatawa Bank Corporation believes it has meritorious defenses and intends to vigorously defend the case.

        There is a second pending case filed in April 2003 by a Trade Partners investor in Oklahoma State District Court. The investor invested approximately $248,000 and has sued Grand Bank, Macatawa Bank Corporation, Trade Partners and certain individuals and entities associated with Trade Partners. The complaint seeks damages for the asserted breach of certain escrow agreements for which Grand Bank served as custodian and escrow agent. Macatawa has answered the complaint denying the material allegations and raising certain affirmative defenses. Macatawa believes it has meritorious defenses and intends to vigorously defend the case.

        It is possible that one or more additional legal actions may be initiated involving the custodial and escrow agent services provided by Grand Bank in connection with Trade Partners. If any such legal actions are commenced, Macatawa intends to defend them vigorously.

        To the extent any pending or future claims allege errors or omissions on the part of Grand Bank or Macatawa Bank, management believes that some or all liability, if any is proven or established, will be covered by errors and omissions insurance maintained by Grand Bank and Macatawa Bank.

        Viaticals involving Trade Partners were the only viaticals for which Grand Bank provided any custodial or escrow services. While Macatawa Bank provides trust services, it does not and has no intention of providing any services similar to those provided by Grand Bank for Trade Partners.

        Macatawa Bank Corporation has been cooperating and intends to continue to cooperate with the court appointed receiver in his efforts to continue premium payments on the viaticals to help minimize any loss to viatical investors. Macatawa Bank Corporation also intends to defend itself vigorously in the pending litigation and pursue any available insurance coverage with respect to any liability that may result. Macatawa Bank Corporation has approximately $1.2 billion in assets and shareholders’ equity in excess of $116 million and believes that any litigation related to Trade Partners will not result in a material adverse impact on the Corporation.

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        CAUTIONARY STATEMENT: This Form 8-K contains certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K Report. Further information concerning the corporation and its business, including additional factors that could materially affect the corporation’s financial results, is included in the corporation’s other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2003	MACATAWA BANK CORPORATION
	By	/s/ Benj. A. Smith, III Benj. A. Smith, III Chairman of the Board and Chief Executive Officer

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